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                                                                     EXHIBIT 5.1


                                 June 28, 1996



Lear Corporation
21557 Telegraph Road
Southfield, Michigan  48034

   RE:   REGISTRATION STATEMENT ON FORM S-3 OF
         LEAR CORPORATION (NO. 333-05807)
         (THE "REGISTRATION STATEMENT")

Ladies and Gentlemen:

   We have acted as special counsel to Lear Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-3 of the offer and sale (the "Offering") of up to 17,250,000 shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"). Of the 17,250,000 shares being offered in the Offering, (i) 7,500,000 are being offered by the Company and (ii) 9,750,000 (assuming the exercise of the underwriter's over-allotment options) are being offered by selling stockholders (the "Selling Stockholders").

   This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

   In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement relating to the Common Stock, as filed with the Securities and Exchange Commission (the "Commission") on June 12, 1996 under the Act, as amended by Amendment No. 1 thereto filed with the Commission on June 18, 1996, and as amended by Amendment No. 2 thereto filed with the Commission on June 28, 1996 (as so amended, the "Registration Statement"),
(ii) the United States preliminary prospectus dated June 18, 1996, (iii) the International preliminary prospectus dated June 18, 1996, (iv) the Restated Certificate of Incorporation of the Company, as currently in effect (the "Charter"), (v) the Amended and Restated By-laws of the Company, as currently in effect (the "By-Laws"), (vi) the form of the United States Underwriting Agreement to be entered into by the Company, the Selling Stockholders, Lehman Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Schroder Wertheim &
Co. Incorporated (the "U.S. Underwriting Agreement"), (vii) the form of the International Underwriting Agreement to be entered into by the Company, the Selling Stockholders, Lehman Brothers International (Europe), Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. International Limited, PaineWebber International (U.K.) Ltd., and J. Henry Schroder & Co. Limited
(the "International Underwriting Agreement," and together with the U.S. Underwriting Agreement, the "Underwriting Agreements") and (viii) resolutions of the Board of
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Lear Corporation
June 28, 1996
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Directors of the Company relating to, among other things, the issuance and sale of the Common Stock and the filing of the Registration Statement. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

   In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

   Based upon and subject to the foregoing, we are of the opinion that:

     (a) the 7,500,000 shares of Common Stock covered by the Registration Statement, when sold by the Company in accordance with the provisions of the Underwriting Agreements following approval thereof by the Special Committee of the Board of Directors of the Company, shall be legally issued, fully paid and non-assessable.

     (b) the 9,750,000 shares of Common Stock covered by the Registration Statement are and, when sold by the Selling Stockholders in accordance with the provisions of the Underwriting Agreements, will be legally issued, fully paid and non-assessable.

   We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectuses included in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

                                                 Very truly yours,

                                                 /s/ Winston & Strawn